Exhibit 99.4

Energizing the World, Bettering People’s Lives May 11, 2015

Noble Energy (NYSE: NBL) Overview ? Over 2,300 global employees ? Noble Energy Center located in northwest Houston? Other key locations ? Denver and Greeley, Colorado ? Canonsburg, Pennsylvania ? Herzliya, Israel? Malabo, Equatorial Guinea ? Current Market Cap: ~ $19 Billion? Current Enterprise Value: ~ $25 Billion? 2015 E Production: ~ 307 MBoe/d ? 60% Domestic – 40% International ? 2014 YE Reserves: 1.4 Bboe ? 34% Oil, 9% NGL, 57% Natural Gas ? 2015 Capex: ~$2.9 Billion ? Operational Leadership in All Areas ? Safety, environment and community 2

Noble Energy

Been in the business for eight decades Offshore GOM Alba offshore Deepwater GOM first block Equatorial Guinea first discovery first production Lloyd Noble formed Samedan Oil Corporation, Deepwater GOM eventually becomes first production Noble Energy, Inc. Galapagos Alen offshore deepwater GOM Equatorial Guinea discovery first production Deepwater GOM first post-moratorium Tamar offshore drilling permit Israel first production

Global Operations Diversified portfolio of premier operating assets 5 Core Areas With Running Room? DJ Basin ? 1Q15 production: 116 MBoe/d? 500,000 net acres ? Marcellus ? 1Q15 production: 393 MMcf/d ? Marcellus position: ~700,000 gross acres ? Gulf of Mexico ? 1Q15 production: 15 MBoe/d – expected to 2016? 8 producing fields ? West Africa ? 1Q15 production: 76 Mboe/d ? 2 major operated projects online in Equatorial Guinea ? Eastern Mediterranean ? Tamar averaging 750 MMcf/d gross Core operating areas? Over 40 Tcf gross resources discovered New ventures ? 2015 Exploration ? 2 wells offshore the Falkland Islands? 1 well offshore Cameroon 4

Strong Performance Metrics Demonstrated track record of success Proved Reserves (MMBoe) 1,600 1,400 1,200 1,000 800 600 400 200 0 Production (MBoe/d) 350 300 250 200 150 100 50 0 Funds From Operations ($MM) 3,500 3,000 2,500 2,000 1,500 1,000 500 0 Market Cap ($B) 30 25 20 15 10 5 0 5

Pro Forma Asset Portfolio Noble Energy EMed Marcellus 13% 21% West Africa 24% DJ Basin 36% GOM/Other 6% 318 Mboepd 43% Liquids Permian 11% Eagle Ford 89% 66 MBoepd 62% Liquids 384 MBoepd 46% Liquids Marcellus 22% EMed 29% DJ Basin West 32% Africa GOM/Other 4% 1,404 MMBoe 31% Liquids Permian 11% Eagle Ford 89% 282 MMBoe 61% Liquids Permian 2% Eagle Ford EMed 15% 24% Marcellus West Africa 18% 11% DJ Basin GOM/Other 27% 3% 1,686 MMBoe 36% Liquids 6

Questions ? Voted Top Workplace in Houston 2010 through 2014? Noble Energy Center Northwest Houston? Fitness and dining facilities on campus 2014 7

Forward-looking Statements and Other Matters

This presentation contains certain “forward-looking statements” within the meaning of federal securities laws. Words such as “anticipates”, “believes,” “expects”, “intends”, “will”, “should”, “may”, and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy’s current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Noble Energy and Rosetta, including future financial and operating results, Noble Energy’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts, including estimates of oil and natural gas reserves and resources, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this presentation will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the ability to obtain the requisite Rosetta shareholder approval; the risk that Rosetta or Noble Energy may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger, the risk that a condition to closing of the merger may not be satisfied, the timing to consummate the proposed merger, the risk that the businesses will not be integrated successfully, the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers, the diversion of management time on merger-related issues, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s and Rosetta’s businesses that are discussed in Noble Energy’s and Rosetta’s most recent annual reports on Form 10-K, respectively, and in other Noble Energy and Rosetta reports on file with the Securities and Exchange Commission (the “SEC”). These reports are also available from the sources described above. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Energy undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

This presentation also contains certain historical and forward-looking non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Noble Energy’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry. Please also see Noble Energy’s website at http://www.nobleenergyinc.com under “Investors” for reconciliations of the differences between any historical non-GAAP measures used in this presentation and the most directly comparable GAAP financial measures. The GAAP measures most comparable to the forward-looking non-GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort.

Forward-looking Statements and Other Matters

The Securities and Exchange Commission requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The SEC permits the optional disclosure of probable and possible reserves, however, we have not disclosed our probable and possible reserves in our filings with the SEC. We use certain terms in this presentation, such as “discovered unbooked resources”, “resources”, “risked resources”, “recoverable resources”, “unrisked resources”, “unrisked exploration prospectivity” and “estimated ultimate recovery” (EUR). These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent Form 10-K and in other reports on file with the SEC, available from Noble Energy’s offices or website, http://www.nobleenergyinc.com.

Additional Information And Where To Find It: This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger between Noble Energy and Rosetta, Noble Energy will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Rosetta that also constitutes a prospectus of Noble Energy. Rosetta will mail the proxy statement/prospectus to its shareholders. This document is not a substitute for any prospectus, proxy statement or any other document which Noble Energy or Rosetta may file with the SEC in connection with the proposed transaction. Noble Energy and Rosetta urge Rosetta investors and shareholders to read the proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Noble Energy’s website (www.nobleenergyinc.com) under the tab “Investors” and then under the heading “SEC Filings.” You may also obtain these documents, free of charge, from Rosetta’s website (www.rosettaresources.com) under the tab “Investors” and then under the heading “SEC Filings.”

Participants In The Merger Solicitation: Noble Energy, Rosetta, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Rosetta shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Rosetta shareholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Noble Energy’s executive officers and directors in its definitive proxy statement filed with the SEC on March 27, 2015. You can find information about Rosetta’s executive officers and directors in its definitive proxy statement filed with the SEC on March 26, 2015. Additional information about Noble Energy’s executive officers and directors and Rosetta’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from Noble Energy and Rosetta using the contact information above.